Exhibit 99.3

Computershare

Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
Call Toll-Free: (TBD)
Non U.S. Stockholders: (TBD)
Or Email at: (TBD)

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany book-entry shares and certificates, if any, of common stock, no par value, of Town and Country Financial Corporation, that are validly tendered and not properly withdrawn

This Election Form and Letter of Transmittal (the "Election Form") is being delivered in connection with the Agreement and Plan of Merger, dated as of August 23, 2022 (the "Merger Agreement"), by and among HBT Financial, Inc. ("HBT Financial"), HB-TC Merger, Inc. and Town and Country Financial Corporation ("Town and Country"), pursuant to which HB-TC Merger, Inc. will merge with and into Town and Country, with Town and Country surviving as a wholly owned subsidiary of HBT Financial (the "Merger"). This Election Form permits you to make an election as to the type of consideration (all cash, all HBT Financial common stock or a mix of cash and HBT Financial common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of Town and Country common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of Town and Country common stock held by you in another manner or in another name. To be effective, this Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on [·], unless extended (the "Election Deadline"), and, with respect to certificated shares, together with the certificate(s) representing all shares of Town and Country common stock for which you are making an election and to which this Election Form relates, and a completed Internal Revenue Service ("IRS") Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable. Holders of shares of Town and Country common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. An election with respect to shares of Town and Country common stock held beneficially through brokerage firms, banks or other nominees, including through The Depository Trust Company ("DTC"), must be submitted by your broker, bank or other nominee.

Your Town and Country Stock Certificates (if you hold certificated shares):

Locate and return the certificates listed below.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

As described below, subject to the allocation and proration provisions in the Merger Agreement, you may elect to receive Cash Consideration, Stock Consideration, or Mixed Consideration (each as defined below) with respect to your shares of Town and Country common stock. **Therefore, please complete the box(es) on the reverse side to make an election**. Your election will be subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, the shares of Town and Country common stock outstanding immediately prior to the completion of the Merger will be exchanged as closely as possible for 3,378,655 shares of HBT Financial common stock and $38,000,000 in cash. Therefore, there is no assurance that you will receive your election choices, and the form of merger consideration you ultimately receive may differ from the form of consideration that you elected.

1 2 3 4 5 6 7 8 9 0 1 2 3 4 6 V O L C O Y C C S I

02E7TD

ELECTION CHOICES

I hereby elect to receive the following as consideration in the Merger for my shares of Town and Country common stock, subject to proration and adjustment, as determined in accordance with the Merger Agreement.

ALL STOCK ELECTION (to receive only Stock Consideration)

☐ Mark this box to elect to receive Stock Consideration with respect to ALL of your Town and Country common stock (the stock consideration is fixed at 1.9010 of a share of HBT Financial common stock (plus cash in lieu of any fractional shares of HBT Financial common stock) for EACH share of Town and Country common stock (the "Stock Consideration"))

ALL CASH ELECTION (to receive only Cash Consideration)

☐ Mark this box to elect to receive Cash Consideration with respect to ALL of your Town and Country common stock (the cash consideration is fixed $35.66 per share without interest for EACH share of Town and Country common stock (the "Cash Consideration"))

MIXED ELECTION

☐ Mark this box to elect to receive Stock Consideration with respect to the following number of your shares of Town and Country common stock. Your remaining shares of Town of Country common stock will be exchanged for the Cash Consideration. **Please fill in the number of shares of Town and Country common stock for which you would like to receive the Stock Consideration in the box to the right.**

These elections will be subject to proration based on the proration procedures set forth in the Merger Agreement ODD-LOT SHARES

Stockholders holding fewer than 100 shares of Town and Country common stock may have their shares of Town and Country common stock accepted for payment before any proration of other tendered shares of Town and Country common stock if they request preferential treatment by marking the box below. This preference is not available to (i) shares held in the Town and Country Financial Corporation Employee Stock Ownership Plan, (ii) partial tenders or (iii) beneficial or record holders of an aggregate of 100 or more shares of Town and Country common stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of (Company) common stock. **Accordingly, this section is to be completed ONLY if shares of Town and Country common stock are being tendered by or on behalf of a person owning an aggregate of fewer than 100 shares of Town and Country common stock.**

☐ Mark this box if you own an aggregate of fewer than 100 shares of Town and Country common stock, are tendering all such shares, and are electing preferential treatment in the event of proration.

LOST, STOLEN OR DESTROYED CERTIFICATE(S)

If your certificate(s) representing shares of Town and Country common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact Transfer Agent at [phone] regarding the requirements for replacement of the certificate(s). [Replacement shares will be issued in book-entry form via the Direct Registration System.] You may be asked to post a surety bond for your lost shares of Town and Country common stock. Your shares of Town and Country common stock will not be included in the exchange offer unless you satisfy the requirements for replacement of your mutilated, destroyed, lost or stolen certificate(s). You are urged to call Transfer Agent immediately to ensure timely processing of the documentation.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Exchange and Transmittal Information Booklet, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Expiration. Do not send your election materials to Town and Country or HBT Financial.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to the Exchange and Transmittal Information Booklet, Signature Guarantees.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the shares of Town and Country common stock represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Town and Country common stock.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with any stock certificate(s) representing shares of Town and Country common stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Town and Country common stock will be determined by the Exchange Agent.

(3) I understand that, pending the completion of the Merger, I may not and shall not sell or otherwise transfer the shares of Town and Country common stock subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Expiration.

(4) I acknowledge that, until I properly surrender the certificate(s) representing the shares of Town and Country common stock to which this Election Form relates or properly transfer such shares of Town and Country common stock in book-entry form, I will not receive any consideration issuable or payable in connection with the Merger. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Exchange and Transmittal Information Booklet.

(5) I acknowledge that, in the event the exchange offer is consummated but fewer than all of the issued and outstanding shares of HBT Financial common stock are exchanged because the exchange offer is not fully subscribed, Town and Country will distribute the remaining shares of HBT Financial common stock on a pro rata basis to Town and Country stockholders only with respect to those shares of Town and Country common stock that remain outstanding after the consummation of the exchange offer, and I hereby waive and forfeit any rights to any of the remaining shares of HBT Financial common stock so distributed with respect to any shares of Town and Country common stock that are exchanged in the exchange offer.

Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner

Signature of co-owner, if any

Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED).

Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a U.S. eligible institution (as defined in the Exchange and Transmittal Information Booklet), your signature(s) must be guaranteed by an eligible institution.

Authorized Signature

Name of Firm

Address of Firm – Please Print

1 2 3 4 5 6 7 8 9 0 1 2 3 4 6 V O L C O Y C C L S

SPECIAL TRANSFER INSTRUCTIONS T o be completed ON L Y if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenanc y .. Custodial registrations must include the name of the custodian (only one). T rust account registrations must include the names of all current acting trustees and the date of the trust agreement. Name: (PLEASE TYPE OR PRINT) Address: (INCLUDE ZIP CODE) ( T AX PA YER IDENTIFIC A TION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W - 9) SPECIAL DELIVE R Y INSTRUCTIONS T o be completed ON L Y if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above. Name: (PLEASE TYPE OR PRINT) Address: (INCLUDE ZIP CODE) ( T AX PA YER IDENTIFIC A TION OR SOCIAL SECURITY NUMBER)